Exhibit 99.1

InfoSpace Acquires Mercantila’s e-Commerce Business

Acquisition marks InfoSpace’s entrance into new, specialty e-commerce channel

BELLEVUE, Wash., May 11, 2010 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP) a developer of metasearch products, today announced that it has purchased assets from Mercantila, Inc., a privately-held specialty online retailer, in a move that will diversify its business model. The transaction closed on May 10, 2010, and includes a purchase price of $8 million in cash, plus the assumption of certain liabilities, not to exceed $5.9 million.

“Mercantila will provide InfoSpace with a foundational technology platform and represents the first step in our differentiated
e-commerce strategy,” said William J. Lansing, chief executive officer of InfoSpace. “Through organic growth and development of Mercantila’s current platform, along with other acquisitions, we intend to become a strong e-commerce player. We believe that
e-commerce represents an attractive segment in which InfoSpace can build a profitable business, accelerate the monetization of our NOLs, and create additional shareholder value.”

The acquisition is part of InfoSpace’s strategy to expand its online audience beyond search. InfoSpace will build on Mercantila’s strong drop-ship supplier platform to support InfoSpace’s low asset intensive approach to e-commerce. Mercantila owns more than 200 specialty stores on the Web under a range of domain names and has partnered with more than 1,000 fulfillment partners to supply its products.

Mercantila will operate as a wholly-owned subsidiary, under the leadership of Nikhil Behl, its former chief merchandising officer and newly appointed chief executive officer of the subsidiary.

“This is an excellent transaction that creates greater opportunity for both of our companies,” said Mr. Behl. “Our strength in drop-ship e-commerce coupled with InfoSpace’s capital and technical talent is a formula for rapid expansion and growth.”

Union Square Advisors LLC acted as the financial advisor to InfoSpace on the transaction.

Revised Second Quarter 2010 Guidance

InfoSpace is updating its guidance for the second quarter of 2010 to reflect the anticipated results following its acquisition of assets from Mercantila. The Company expects revenues to be between $57 million and $61 million, Adjusted EBITDA to be between $9 million and $10 million, and net income to be between $1 million and $2 million, or $0.03 and $0.05 per diluted share.

Webcast and Conference Call Information

InfoSpace will host a conference call at 7 a.m. Pacific / 10 a.m. Eastern this morning to discuss the acquisition. To access the conference call, please dial 866-730-5767 (U.S. and Canada), or 857-350-1591 (international), and use the code 80287998. A simultaneous live Webcast of the call will be available on the Company’s Web site at www.infospaceinc.com.

About Mercantila, Inc.

Mercantila is a collection of over 200 specialty retail stores that offer a selection of products in various categories, including home, garden, fitness, health, sports, and kids. The company was founded in 1997 and is headquartered in San Francisco, California. Additional information may be found on the company’s Web site at www.mercantila.com.

About InfoSpace, Inc.

Founded in 1996, InfoSpace (NASDAQ: INSP) brings the best of the Web to Internet users, helping consumers buy and discover what they are looking for online. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. Also available on nearly 100 partner sites, InfoSpace powers a portfolio of branded Web sites including Dogpile® (www.dogpile.com), DoGreatGood™ (www.dogreatgood.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). In addition, the Company operates an e-commerce channel that includes a collection of more than 200 specialty retail stores under the Mercantila® (www.mercantila.com) brand, as well as a competitive shopping site, Haggle™ (www.haggle.com), and innovative online search engine optimization tools with WebPosition® (www.webposition.com). For more information about the Company and our portfolio of online brands, visit www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, DoGreatGood, MetaCrawler, WebCrawler, WebFetch, Haggle, Mercantila and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

###

This release contains forward-looking statements relating to InfoSpace, Inc.’s acquisition of assets from Mercantila, Inc. that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “expect,” “believe,” “intend,” “anticipate,” and “are optimistic,” and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding InfoSpace, Inc’s e-commerce strategy, expected organic growth and the plans to develop Mercantila’s current platform, along with future potential acquisitions and statements regarding InfoSpace’s revised expectations for financial performance and results of operations for the second quarter of 2010.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: changes in relationships with customers and distribution partners on which InfoSpace depends and that represent a substantial portion of revenues; the ability to successfully integrate acquired businesses; the successful execution of InfoSpace’s strategic initiatives, operating plans, and marketing strategies; general economic, industry, and market sector conditions; the progress and costs of the development of InfoSpace’s products and services; the timing and extent of market acceptance of those products and services; and the condition of cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, in the section entitled “Risk Factors” and elsewhere in such document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:

Stacy Ybarra

(425) 709-8127

stacy.ybarra@infospace.com

Source: InfoSpace, Inc.

InfoSpace, Inc.

Preliminary Adjusted EBITDA(1) Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2010
Net income	$1,000	$2,000
Depreciation and amortization of intangible assets	2,300	2,300
Stock-based compensation	3,800	3,800
Other income, net (2)	(100)	(100)
Income tax expense	2,000	2,000

Adjusted EBITDA	$9,000	$10,000

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (which includes such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.